Exhibit 4.7

Amendment of Warrant Agreement
Dated as of                     , 2005

      THIS AMENDMENT OF WARRANT AGREEMENT, dated as of                           , 2005, between BioTime, Inc., a California corporation (the “Company”), and American Stock Transfer & Trust Company (“Warrant Agent”) for the benefit of each registered holder of a Warrant described herein (“Holder”) amends that certain Warrant Agreement dated December 9, 2003 (the “Agreement”). The Company has previously issued 2,780,150 common share purchase warrants (the “Original Warrants”) governed by the Agreement. The Company proposes to issue additional common share purchase warrants (the “Additional Warrants”) to purchase up to an aggregate of 5,961,435 of its common shares, no par value (the “Common Stock”) as follows: (a) up to 3,574,290 upon the exercise of subscription rights (the “Rights”); (b) up to an additional 1,787,145 Warrants through the sale of up to 1,787,145 Units to fill excess over-subscriptions of Rights, and (c) 600,000 Warrants to certain persons named as Guarantors pursuant to a Standby Purchase Agreement between such persons and the Company (the “Standby Guaranty Warrants”). Each Unit will be comprised of one share of Common Stock and one Warrant. Each Right will entitle the holder thereof to purchase one “Unit” for every five (5) Rights held.
      In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and each Holder, the Company agrees that the Agreement is amended by as follows:
      Section 1. Issuance of Additional Warrants; Term of Additional Warrants.
      1.1     The Company is issuing and delivering to each person who purchases Units a Warrant to purchase a number of Warrant Shares equal to the number of Units purchased by such purchaser.
      1.2     The Company is issuing and delivering to the Guarantors under the Standby Guaranty Agreement an aggregate of 600,000 Standby Guaranty Warrants.
      Section 2. Warrants Covered by this Agreement. As used in the Agreement, as amended hereby, the term “Warrants” refers to all Warrants, including the Original Warrants, the Standby Guaranty Warrants, and the other Additional Warrants. The Original Warrants, the Standby Guaranty Warrants and the other Additional Warrants are identical in all respects. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.”
      Section 3. Expiration Date of Warrants. Subject to the terms of this Agreement, as amended hereby, a Holder of any Warrant (including any Warrants into which a Warrant may be divided) shall have the right, which may be exercised at any time prior to 5:00 p.m., New York Time on                     , 2010 (the “Expiration Date”), to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase upon exercise of any of such Warrant. So long as the Warrants are listed for trading on any national securities exchange, the Company will not extend the Expiration Date without first giving such securities exchange notice of such extension within the time required by the exchange, but in no event less than twenty (20) days prior notice.
      Section 4. Form of Warrant. The Warrants shall be represented by a certificate in substantially the form of Exhibit A hereto. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as provided in the Agreement. The Warrants shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or any Assistant Secretary. The signature of any such officers on the Warrants may be manual or facsimile. Any Holder of a Warrant Certificate evidencing an Original Warrant may exchange the same at the office of the Warrant Agent for a Warrant Certificate in substantially the form of Exhibit A by surrender of the Original Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged.
      Section 5. Notices; Principal Office. Any notice pursuant to the Agreement, as amended hereby, by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person, or mailed first class, postage prepaid (a) to the

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Company, at its office, Attention: Secretary or (b) to the Warrant Agent, at its offices as designated at the time the Warrant Agent is appointed. The address of the principal office of the Company is 6121 Hollis Street, Emeryville, California 94608. Any notice mailed pursuant to the Agreement, as amended hereby, by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses on the books of the Company or the Warrant Agent, as the case may be. Each party hereto and any Holder may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.
      Section 6. Effect of Amendment. Except as amended hereby, all provisions of the Agreement shall remain in full force and effect.
      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

BIOTIME, INC.

By:

Title:

By:

Name: Judith Segall

Title:	Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:

Title:

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Exhibit A
VOID AFTER 5:00 P.M. NEW YORK TIME,                     , 2010

Certificate No.	Warrant to Purchase
[Insert number of Shares]
Shares of Common Stock
BIOTIME, INC.
COMMON STOCK PURCHASE WARRANTS
      This certifies that, for value received, [Insert name of Holder] or registered assigns (the “Holder”), is entitled to purchase from BioTime, Inc. a California corporation (the “Company”), at a purchase price per share [Insert Warrant Price determined pursuant to Sections 4 and 10 of the Warrant Agreement] (the “Warrant Price”), the number of its Common Shares, no par value per share (the “Common Stock”), shown above. The number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the “Warrants”) and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. Outstanding Warrants not exercised prior to 5:00 p.m., New York time, on                     , 2010 shall thereafter be void.
      Subject to restriction specified in the Warrant Agreement, Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed, which signature shall be guaranteed by a financial institution that is a participant in a recognized signature guarantee program., and simultaneous payment of the Warrant Price (or as otherwise set forth in Section 10 of the Warrant Agreement) at the principal office of the Warrant Agent. Payment of the Warrant Price shall be made in cash or by certified or bank cashier’s check in such amount as provided in Section 3 of the Warrant Agreement. As provided in the Warrant Agreement, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrant evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.
      The Warrants evidenced by this Warrant Certificate may be redeemed by the Company, at its election, at any time if the closing price of the Common Stock on a national securities exchange (including the Nasdaq Stock Market National Market System), or the average bid price as quoted in Nasdaq Stock Market if the Common Stock is not listed on a national securities exchange, equals or exceeds 200% of the Warrant Price for any twenty (20) consecutive trading days ending not more than twenty (20) days prior to the date of the notice given pursuant to Section 6.2 of the Warrant Agreement. From and after the date specified by the Company for redemption of the Warrants (the “Redemption Date”), the Warrants evidenced by this Warrant Certificate shall no longer be deemed outstanding and all rights of the Holder of this Warrant Certificate shall cease and terminate, except for the right of the registered Holder to receive payment of the redemption price of five cents ($0.05) per Warrant Share upon presentation and surrender of this Warrant Certificate. The Redemption Date shall abate, and the notice of redemption shall be of no effect, if the closing price or average bid price of the Common Stock, as applicable under Section 6.1 of the Warrant Agreement, does not equal or exceed 120% of the Warrant Price on the Redemption Date and the five trading days immediately preceding the Redemption Date, but the right Company shall have the right to redeem the Warrants at a future date if the conditions set forth in Section 6.1 of the Warrant Agreement are subsequently met and a new notice setting a new Redemption Date is sent to Warrant holders.
      This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of December 9, 2003, as amended                     , 2005, between the Company and the Warrant Agent named therein, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance of this Warrant Certificate consents. A copy of the Warrant Agreement, as amended, may be obtained by the Holder hereof upon written request to the Company.

      Upon any partial exercise of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants evidenced by this Warrant Certificate shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement, as amended. This Warrant Certificate is transferable at the office of the Warrant Agent in the manner and subject to the limitations set forth in the Warrant Agreement, as amended.
      The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company and the Warrant Agent may treat the Holder hereof as the owner for all purposes.
      Neither the Warrants nor this Warrant Certificate entitle any Holder to any of the rights of a stockholder of the Company.
      This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.*
DATED:

BIOTIME, INC.

By:

Title:

(Seal)

Attest:

[COUNTERSIGNED:

WARRANT AGENT

By:	_____________________________________]

Authorized Signature

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PURCHASE FORM
(To be executed upon exercise of Warrant)
To BioTime, Inc.:
      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder,                      shares of Common Stock, as provided for therein, and tenders herewith payment of the Warrant Price in full in the form of cash or a certified or bank cashier’s check.
      Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

(Please Print Name)

(Please Print Address)

(Social Security Number or
Other Taxpayer Identification Number)

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.
And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the share purchasable thereunder less any fraction of a share paid in cash.

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ASSIGNMENT
(To be executed only upon assignment of Warrant Certificate)
      For value received,                     hereby sells, assigns and transfers unto                     the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                     attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate.
Dated:

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